UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2019

_____________________________

NORTHERN POWER SYSTEMS CORP.

(Exact name of registrant as specified in its charter)

 _____________________________

British Columbia, Canada	000-55184	98-1181717
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

PO Box 588

Barre, Vermont 05641

(Address of principal executive offices)

(802) 461-2955

(Registrant’s telephone number, including area code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company
☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares. no par value per share	NRTHF	OTC

Item 2.01.  Completion of Acquisition or Disposition of Assets.

Northern Power Systems Corp (the “Company”) is filing this Form 8-K to disclose that effective as of August 23, 2019 (the “Effective Date”), the Company, together with its US operating subsidiary, Northern Power Systems, Inc. (“NPS, Inc.”) permanently ceased commercial operations.  As of the Effective Date, (i) all persons employed by NPS, Inc., other than William St. Lawrence, the Company’s Interim Chief Executive Officer and sole remaining corporate officer, have been terminated. It is contemplated that Mr. St. Lawrence, along with William F. Leimkuhler, the sole remaining member of the Company’s and NPS, Inc.’s Board of Directors (collectively the “Board”), will resign and/or, where applicable, be terminated immediately after the Company satisfies certain post-closing requirements in the immediate near-term relating to the transaction described below.

Immediately prior to the Company and NPS, Inc. ceasing operations, the Company effected a transaction whereby the Company sold one hundred percent of the equity on Northern Power Systems SRL, its wholly owned Italian subsidiary (“NPS SRL”), together with a license to use certain intellectual property of the Company or NPS, Inc., as the case may be, to service and maintain NPS 100 turbines, to Boreas Ventures Ltd (“Boreas”), a corporation organized under the laws of the United Kingdom, for $110,000 (the “Italian Transaction”). The current COO of NPS SRL owns 100% of Boreas. The Transaction will enable Boreas to service and maintain the Italian fleet of turbines previously installed by the Company.

The Italian Transaction proceeds will be used to address costs related to Transactions (legal and otherwise) and winding down the affairs of the Company. Further, the Company paid Comerica Bank $30,000 of the Italian Transaction proceeds for purposes of reducing the debt obligation owed to Comerica under the certain that certain Amended and Restated Loan and Security Agreement by and between NPS, Inc. and Comerica dated December 31, 2013 and as amended (the “Loan”). After payment of the $30,000, approximately $164,000 remains due and payable to Comerica by NPS under the Loan and under the Loan Comerica continues to hold a security interest in certain NPS, Inc. assets including but not limited to NPS, Inc. intellectual property, inventory and accounts (the “Secured Assets”).

Prior to effecting the Transaction, in May of 2018, the Company announced it commenced efforts to identify and effect a strategic transaction with respect to all or some of its assets.  The Company’s Board & management engaged is various levels of conversations with a number of parties in the renewable, energy storage, EPC and energy/power segments regarding an acquisition of, or merger with, the Company. Further, the Company successfully raised $1,725,000 pursuant to Convertible Notes.  These stabilization efforts were unsuccessful. Because the Company was unable to identify a buyer or merger partner for the entire Company, the Company opted to effect the sale of certain assets and business units in a series of transactions, including the sale of its United Kingdom Service Business in December 2018, the sale of its Energy Storage Business in February 2019 and the sale of parts of its US Service Business in April 2019.  In connection with each of these transactions, the NPS, Inc. used a portion of the proceeds to pay-off a portion of its obligations to Comerica Bank under Loan. Since May 29, 2018, NPS, Inc. has been in default under the Loan and in April 2019 Comerica demanded NPS, Inc. pay-off the Loan in its entirety as of April 30, 2019. NPS failed to meet Comerica’s demand and satisfy its obligations under the Loan on or before April 30, 2019. Immediately prior to effecting the Transaction, $194,000 was due and payable to Comerica by NPS under the Loan.

Despite efforts to effect the disposition of the Company’s remaining assets in one or more transactions, the Company has been unable to identify a willing buyer or buyers to acquire some or all of remaining assets at a fair and reasonable price. Further, because NPS, Inc. now lacks adequate capital to fund operations or adequately compensate or provide suitable benefits to its remaining employees, and there is no meaningful commercial activity or resources to obtain and execute on order, the Board and its management has determined that it is necessary and appropriate for NPS, not only cease operations but also relinquish its interest in the Secured Assets to Comerica with an understanding that Comerica either will foreclose or effect the sale of the promissory note underlying the Company’s obligation to Comerica and assign its secured interests to a buyer group that may consist of persons affiliated with the Company, including former directors and current stock and note holders. At this time the Company is unable to determine whether or not the proceeds of a foreclosure under the terms of the Loan will result in proceeds sufficient to cover amounts currently outstanding thereunder, and whether there would be any meaningful amounts available to satisfy other obligations.

CONTACT INFORMATION
Northern Power Systems Corp.

npsadministrator@northernpower.com

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Interim Chief Executive Officer and Board Member

On August 26, 2019, the Company announced that it permanently ceased commercial operations, effective immediately. In addition, it announced that in connection with the Italian Transaction described in Item 2.01, William St. Lawrence, the Company’s Interim Chief Executive Officer and sole remaining corporate officer, along with William F. Leimkuhler, the sole remaining member of the Company’s and NPS, Inc. Board, will resign and where applicable, be terminated immediately after the Company satisfies in the immediate near-term certain post-closing requirements relating to the Italian Transaction described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN POWER SYSTEMS CORP.

Date: August 27, 2019	By:	/s/William St. Lawrence
	Name:	William St. Lawrence
	Title:	Interim Chief Executive Officer